Exhibit 99.1

SunPower Reports Fourth-Quarter and Year-End 2006 Results

          SAN JOSE, Calif., Jan. 25 /PRNewswire-FirstCall/ -- SunPower Corporation (Nasdaq: SPWR) today announced that revenue for the fourth quarter ended December 31, 2006 was $74.5 million, up 14 percent from the prior quarter’s revenue of $65.3 million and up 154 percent from the fourth quarter 2005 revenue of $29.3 million.

          GAAP net income for the quarter was $11.3 million, or $0.15 diluted earnings per share, compared to last quarter’s net income of $9.6 million or $0.13 diluted earnings per share and the fourth quarter 2005 net loss of $0.6 million.

          Fourth quarter 2006 non-GAAP net income, which excludes amortization of intangible assets, stock-based compensation expense and the related tax effects, was $13.6 million or $0.18 diluted earnings per share, compared to the last quarter’s non-GAAP net income of $12.1 million and the fourth quarter 2005 non-GAAP net income of $1.5 million.

          SunPower’s annual revenue for 2006 was $236.5 million, a three-fold increase from 2005 revenue of $78.7 million.  GAAP net income for 2006 was $26.5 million, compared to a 2005 GAAP net loss of $15.8 million.  Non-GAAP net income for 2006 was $36.1 million, compared to a 2005 non-GAAP net loss of $9.7 million.

          “Throughout 2006 SunPower demonstrated consistent execution on all of our major goals,” said Tom Werner, SunPower’s CEO.  “In the fourth quarter we outperformed our financial forecast and announced our PowerLight acquisition, which closed earlier this month and is expected to be immediately accretive on a non-GAAP basis.  We believe the combination of SunPower’s highest-efficiency solar cell technology with PowerLight’s systems expertise, innovative products and strong, diverse channel positions creates a uniquely powerful company that can drive innovation across the entire value chain.  Together we will accelerate SunPower’s growth as we work to reduce installed solar system costs by half by 2012.

          “During the fourth quarter of 2006, SunPower began ramping our fourth solar cell manufacturing line, the first line to produce our Gen2, or second generation, solar cell technology,” said Werner.  “We have started producing Gen2 cells with a rated efficiency of 22 percent, a full 2 percentage point improvement over our A-300 solar cells.  We are on-time and on-budget with the construction of our second solar cell manufacturing facility that is scheduled to begin production in the third quarter of 2007.

          “Our first captive solar panel manufacturing facility in the Philippines began limited production in the fourth quarter of 2006 and is expected to increase its volume output in the first quarter 2007.  This facility is designed to manufacture SunPower’s recently introduced higher-efficiency SPR- 315 solar panels as well as our traditional 72-cell solar panels.  Compared with conventional solar panels, the SPR-315 allows customers to generate up to 50 percent more power per square foot of roof area using half as many panels.

          “We are pleased to report that SunPower’s silicon position has remained stable over the last quarter during a period of tight market conditions,” said Werner.  “Steady progress was made by our partners, M.Setek and DC Chemical, with their new polysilicon manufacturing facilities.  These new entrants to the polysilicon market supplement our silicon supply contracts with the top three incumbent polysilicon manufacturers.  We have agreements to supply sufficient silicon to produce 110 megawatts of solar cells in 2007 and 250 megawatts of solar cells in 2008.  We continue working to expand our silicon supplies.”

          SunPower’s Silicon Supply Agreement Position and Capacity Expansion Plan

	2007	2008

Expected January 1 Nameplate Capacity (megawatts)	108	207
Annual Production Capacity Supported by Silicon Agreed to Date (megawatts)	110	250
Annual Cash Required for Silicon Prepayments in Advance of Delivery ($ millions)	$48.3	$18.3

          “Our PowerLight subsidiary provides large-scale solar power systems for commercial, government and utility customers worldwide,” said Werner.  “In addition to SunPower’s solar technology, PowerLight procures solar cells and panels from a portfolio of third party suppliers.   In January 2007, PowerLight further expanded its supply base by signing a three-year agreement with JingAo Solar Co., Ltd. for up to 120 megawatts of solar cell supply.  For 2007, PowerLight has product supply agreements in place to cover over 100 percent of its forecasted requirements, of which approximately 25 percent to 35 percent will be supplied by SunPower.”

          The following recent projects illustrate the application breadth and geographic scope of PowerLight’s business:

—

Portugal: PowerLight has substantially completed an 11 megawatt central-station solar electric power plant located in Serpa, Portugal. A corporate affiliate of General Electric Company is the customer for this project, which is expected to begin operation this quarter.

—

Korea: PowerLight is supplying a 2.2 megawatt project to LG CNS, an LG Corporation company, located outside of Seoul in Mun-Gyeong City, South Korea.  This system is currently one of the largest solar power projects under construction in Korea, and uses PowerLight’s PowerTracker technology to maximize energy generation.  Project completion is expected this quarter.

—

California: Lennar Corp. dedicated the largest all-solar neighborhood in America in January of 2007, featuring the SunPower SunTile(R) roof-integrated solar electric system developed by PowerLight.  These 650 homes are now under construction in Roseville, California, all of which will have a SunPower solar system as a standard feature.

—

Nevada:  PowerLight is delivering the final phase of a 3 megawatt project for the Las Vegas Valley Water District.  The project is currently the largest solar photovoltaic project under construction in Nevada and delivers on-site power to offset water pumping demand, and sends renewable energy credits to Nevada Power Corporation for compliance with the state’s Renewable Energy Portfolio Standard.  Over 2 megawatts of the project are online and delivering electricity.

—

North America:  PowerLight signed a number of new rooftop solar power projects recently, including a multi-store multi-megawatt deal with a national retail chain in December.  PowerLight has two products that address flat roof applications that are common to national retail chains, office buildings, and warehouse and distribution facilities to provide onsite power.

          “Strong execution in the fourth quarter allowed us to grow 2006 revenue threefold over 2005 and improve fourth-quarter 2006 non-GAAP gross margin to 26 percent, up from 25 percent in the preceding quarter,” continued Werner.(1) “During the next two quarters we plan to further improve silicon utilization and to mass produce our 22 percent efficient Gen 2 solar cells.  We expect stable to slightly increasing silicon prices and stable ASPs during this period driven by strong continued world-wide demand for our products.  We expect to continue to mitigate high silicon prices through better silicon utilization, improved economies of scale and incremental manufacturing process improvements.

          “With PowerLight, we will grow substantially faster in 2007 than previously planned,” said Werner.  “We will provide guidance for the combined company for the first quarter of 2007 and the full year as well as each stand-alone business for the first quarter of 2007.  Our guidance will take into account revenue elimination related to sales of solar panels from SunPower and PowerLight.  As a combined company, we believe we will achieve our stated business model financial goals of 30 percent gross margin, 10 percent operating expenses, and 20 percent operating margin on a non-GAAP basis by 2009.

          “On a combined basis in the first quarter of 2007, we expect to generate $125 to $135 million in revenue, non-GAAP gross margin of 26 percent to 27 percent and diluted non-GAAP net income per of share of $0.18 to $0.20,” said Werner.  “For the full year 2007, we expect the combined company to generate $640 to $670 million in revenue and diluted non-GAAP net income per share of $0.90 to $1.00.(2)

          “For the first quarter of 2007, we expect SunPower stand-alone operations to generate $75 to $77 million in revenue with expected non-GAAP gross margin of 26 percent to 27 percent, non-GAAP operating income of $12 to $13 million and diluted non-GAAP net income per of share of $0.14 to $0.15,” said Werner. “This guidance is based on lower interest income and our higher income tax rate for 2007 as compared to 2006.(3)

          “For the same period, we expect PowerLight stand-alone operations to generate $70 to $75 million in revenue and non-GAAP operating income of $6 to $7 million.”

          About SunPower

          SunPower Corp. (Nasdaq: SPWR) designs, manufactures and markets high- performance solar electric technology worldwide. SunPower’s high-efficiency solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. SunPower’s PowerLight subsidiary is a leading global provider of large-scale solar power systems, with over 100 megawatts installed. For more information on SunPower please visit the SunPower website at www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

          Forward Looking Statements

          Statements herein that are not historical facts and that refer to SunPower’s plans and expectations for audited revenue, gross margin and net income for the fourth quarter and the full year of 2006, SunPower stand-alone and combined company  revenue, gross margin and net income for the first quarter of 2007, PowerLight stand-alone revenue, gross margin and operating income for the first quarter of 2007 and combined company revenue, gross margin and net income for the first quarter of 2007 and revenue and net income for the full year of 2007; SunPower’s plan to increase silicon utilization and mass produce its Gen 2 solar cells; expected expenditures, deliveries and other supplier performance under SunPower’s and PowerLight’s supply contracts; the future construction, operation and production ramp of the combined company’s manufacturing facilities, including with respect to new products; the timing of future manufacturing capacity increases; PowerLight’s completion of current and future projects and other performance under its customer contracts; PowerLight’s forcasted silicon requirements; the future operations of new entrants in the polysilicon industry with which SunPower has relationships; our ability to achieve our long term target financial model in the time period expected; our ability to work to reduce installed system costs in half by 2012; SunPower’s rate of growth in 2007; our ability to achieve expected  gross margin, operating expense and operating margin goals by 2009; future technological advancements and the performance of new products; trends in the combined company’s ASPs and in polysilicon, cell and solar panel prices; the combined company’s ability to achieve greater manufacturing efficiency, silicon utilization and economies of scale;  PowerLight’s expected completion of its Portugal and Korean projects; and the future supply of polysilicon, ingots, cells and solar panels, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  We use words such as “believes,” “plans,” “expects,” “will,” and similar expressions to identify forward-looking statements.  Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected.  Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with the integration of PowerLight, our ability to retain PowerLight’s key customers and suppliers, business and economic conditions and growth trends in the solar power industry, our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, the price and availability of cells and solar panels, our ability to ramp new production lines, the potential renegotiation of or non-performance by parties to our supply and customer contracts including new entrants, our ability to realize expected manufacturing efficiencies, production difficulties that could arise, the success of our ongoing research and development efforts, the continuation of governmental and related economic incentives promoting the use of solar power, and other risks described in our Annual Report on Form 10-K and other  filings with the Securities and Exchange Commission.  Except as required by law, we assume no obligation to update any such forward-looking statements.

          To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects.  Management does not consider these charges in evaluating the core operational activities of the Company.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

          Fiscal Periods

          The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.  For simplicity, the company labels its fiscal quarters as ending on the calendar quarter date.

          SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.

(1)	The GAAP gross margin was approximately 23% and 24% for the third and fourth quarters of 2006, respectively.

(2)

The estimated GAAP gross margin for the first quarter of 2007 is approximately 21% to 22%; estimated GAAP net loss per share for the first quarter of 2007 is approximately ($0.04) to ($0.06); estimated GAAP net income (loss) per share for the full year of 2007 is approximately ($0.03) to $0.07.

(3)	The estimated GAAP gross margin for the first quarter of 2007 is approximately 24% to 25%. The estimated GAAP diluted net income per share in the first quarter of 2007 is approximately $0.11 to $0.12.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,

	2006	2005

ASSETS
Cash and cash equivalents	$165,596	$143,592
Short-term investments	16,496	—
Accounts receivable, net	51,680	25,498
Inventories	22,780	13,147
Prepaid expenses and other assets	23,288	2,958
Advances to suppliers	77,636	278
Property, plant and equipment, net	202,428	110,559
Goodwill and other intangible assets, net	16,932	21,622
Total assets	$576,836	$317,654
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$48,074	$21,604
Customer advances	39,991	37,400
Total liabilities	88,065	59,004
Stockholders’ equity	488,771	258,650
Total liabilities and stockholders’ equity	$576,836	$317,654

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

Revenues	$74,509	$65,348	$29,341	$236,510	$78,736
Cost of revenues	56,364	50,164	24,722	186,042	74,353
Gross margin	18,145	15,184	4,619	50,468	4,383
Operating expenses:
Research and development	2,564	2,536	1,980	9,684	6,488
Selling, general and administrative	6,105	6,206	4,000	21,677	10,880
Total operating expenses	8,669	8,742	5,980	31,361	17,368
Operating income (loss)	9,476	6,442	(1,361)	19,107	(12,985)
Interest and other income (expense), net	2,503	3,958	771	9,354	(2,808)
Income (loss) before income tax provision	11,979	10,400	(590)	28,461	(15,793)
Income tax provision	670	832	50	1,945	50
Net income (loss)	$11,309	$9,568	$(640)	$26,516	$(15,843)
Net income (loss) per share:
- Basic	$0.16	$0.14	$(0.01)	$0.40	$(0.68)
- Diluted	$0.15	$0.13	$(0.01)	$0.37	$(0.68)
Shares used in calculation of net income (loss) per share:
- Basic	69,339	68,947	44,325	65,864	23,306
- Diluted	74,108	73,899	44,325	71,087	23,306
Reconciliation of net income (loss) to non-GAAP net income (loss):
Net income (loss)	$11,309	$9,568	$(640)	$26,516	$(15,843)
Reconciling items:
Stock-based compensation expense	1,158	1,157	923	4,864	1,433
Amortization of intangible assets	1,164	1,176	1,175	4,690	4,704
Tax effect	(33)	195	—	—	—
Non-GAAP net income (loss)	$13,598	$12,096	$1,458	$36,070	$(9,706)
Non-GAAP net income (loss) per share:
- Basic	$0.20	$0.18	$0.03	$0.55	$(0.42)
- Diluted	$0.18	$0.16	$0.02	$0.51	$(0.42)
Shares used in calculation of non-GAAP net income (loss) per share:
- Basic	69,339	68,947	44,325	65,864	23,306
- Diluted	74,108	73,899	62,450	71,087	23,306

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(On a non-GAAP basis)
 (In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

Revenues	$74,509	$65,348	$29,341	$236,510	$78,736
Cost of revenues	54,982	48,788	23,532	180,506	69,379
Gross margin	19,527	16,560	5,809	56,004	9,357
Operating expenses:
Research and development	2,386	2,200	1,794	8,487	6,111
Selling, general and administrative	5,343	5,585	3,278	18,856	10,094
Total operating expenses	7,729	7,785	5,072	27,343	16,205
Operating income (loss)	11,798	8,775	737	28,661	(6,848)
Interest and other income (expense), net	2,503	3,958	771	9,354	(2,808)
Income (loss) before income tax provision	14,301	12,733	1,508	38,015	(9,656)
Income tax provision	703	637	50	1,945	50
Net income (loss)	$13,598	$12,096	$1,458	$36,070	$(9,706)
Net income (loss) per share:
- Basic	$0.20	$0.18	$0.03	$0.55	$(0.42)
- Diluted	$0.18	$0.16	$0.02	$0.51	$(0.42)
Shares used in calculation of net income (loss) per share:
- Basic	69,339	68,947	44,325	65,864	23,306
- Diluted	74,108	73,899	62,450	71,087	23,306

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

Basic:
GAAP net income (loss) per share	$0.16	$0.14	$(0.01)	$0.40	$(0.68)
Reconciling items:
Amortization of intangible assets	0.02	0.02	0.02	0.07	0.20
Stock-based compensation expense	0.02	0.02	0.02	0.08	0.06
Non-GAAP net income (loss) per share	$0.20	$0.18	$0.03	$0.55	$(0.42)
Diluted:
GAAP net income (loss) per share	$0.15	$0.13	$(0.01)	$0.37	$(0.68)
Reconciling items:
Amortization of intangible assets	0.02	0.02	0.02	0.07	0.20
Stock-based compensation expense	0.01	0.01	0.01	0.07	0.06
Non-GAAP net income (loss) per share	$0.18	$0.16	$0.02	$0.51	$(0.42)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

GAAP cost of revenue	$56,364	$50,164	$24,722	$186,042	$74,353
Amortization of intangible assets	(1,164)	(1,176)	(1,175)	(4,690)	(4,704)
Stock-based compensation expense	(218)	(200)	(15)	(846)	(270)
Non-GAAP cost of revenue	$54,982	$48,788	$23,532	$180,506	$69,379
GAAP research and development expense	$2,564	$2,536	$1,980	$9,684	$6,488
Stock-based compensation expense	(178)	(336)	(186)	(1,197)	(377)
Non-GAAP research and development expense	$2,386	$2,200	$1,794	$8,487	$6,111
GAAP selling, general and administrative expense	$6,105	$6,206	$4,000	$21,677	$10,880
Stock-based compensation expense	(762)	(621)	(722)	(2,821)	(786)
Non-GAAP selling, general and administrative expense	$5,343	$5,585	$3,278	$18,856	$10,094
GAAP operating income (loss)	$9,476	$6,442	$(1,361)	$19,107	$(12,985)
Amortization of intangible assets	1,164	1,176	1,175	4,690	4,704
Stock-based compensation expense	1,158	1,157	923	4,864	1,433
Non-GAAP operating income (loss)	$11,798	$8,775	$737	$28,661	$(6,848)
GAAP income (loss) before income tax provision	$11,979	$10,400	$(590)	$28,461	$(15,793)
Amortization of intangible assets	1,164	1,176	1,175	4,690	4,704
Stock-based compensation expense	1,158	1,157	923	4,864	1,433
Non-GAAP income (loss) before income tax provision	$14,301	$12,733	$1,508	$38,015	$(9,656)
GAAP net income (loss)	$11,309	$9,568	$(640)	$26,516	$(15,843)
Amortization of intangible assets	1,164	1,176	1,175	4,690	4,704
Stock-based compensation expense	1,158	1,157	923	4,864	1,433
Tax effect	(33)	195	—	—	—
Non-GAAP net income (loss)	$13,598	$12,096	$1,458	$36,070	$(9,706)

SOURCE  SunPower Corporation
          -0-                                                            01/25/2007
          /CONTACT:  Julie Blunden, +1-408-240-5577; or Manny Hernandez, +1-408-240-
 5560, both of SunPower Corporation/
          /Web site:  http://www.sunpowercorp.com /